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                                                                    Exhibit 99.1

                           NORTH GEORGIA NATIONAL BANK
                                      PROXY

          SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                                  SHAREHOLDERS

               TO BE HELD ON ____________, ______________ __, 2000

The undersigned hereby appoints ____________ and ____________, or either of them, as proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all of the common stock of North Georgia National Bank, which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on _________,_____________, 2000, at _____ a.m. at 350 West Belmont Drive, Calhoun,
Georgia, and at any adjournments thereof, upon the proposals described in the accompanying notice of the meeting and the proxy statement relating to the meeting, receipt of which are hereby acknowledged.

The Board of Directors recommends that shareholders vote "FOR" each of the proposals.

PROPOSAL 1: To approve the Agreement and Plan of Share Exchange:

             |_|   For              |_|   Against     |_|   Abstain

PROPOSAL 2: To approve North Georgia National Bank's 1999 Stock Incentive Plan:

             |_|   For              |_|   Against     |_|   Abstain

PROPOSAL 3: To elect as North Georgia National Bank directors the persons listed in the _________ __, 2000 proxy statement.

             |_|   For              |_|   Withhold Authority

You may cumulate your votes for the election of directors as follows:

1. Multiply the number of Bank shares you own (_____________ no. of shares) by the number of directors to be elected (11) to determine total number of votes you may cast for directors (_________________total votes you may cast).

2. Cast all your votes for a single nominee, or distribute them in any manner among two or more nominees:

Nominee                 Votes Cast     Nominee                    Votes Cast

Ernest M. Acree, Jr.    __________     Michael E. Jinright        __________
Sharon A. Black         __________     Thomas M. Kinnamon         __________
Marcus G. Ethridge      __________     David J. Lance             __________
Franklin G. Fuller      __________     John D. Oxford             __________
Jim Tyson Griffin       __________     Roger D. Rigney            __________
Henry E. Holland, Jr.   __________
                                       (Total Votes Cast)    (_________)

                        Be sure to complete reverse side.
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This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. Unless otherwise specified, the proxy holders will vote "for" the proposals. this proxy will be voted in accordance with the best judgment of the proxy holder on such other business as may properly come before the meeting.

      If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                          ____________________________________
                                          Signature(s) of Shareholder(s)


[LABEL]                                   ____________________________________
                                          Name(s) of Shareholders(s)


                                          Date: ________________________, 2000

Please mark, sign and date this Proxy, and return it as soon as possible in the enclosed return-addressed envelope. No postage necessary.

       I WILL _________ WILL NOT ___________ ATTEND THE ANNUAL MEETING OF
                                 SHAREHOLDERS.